UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2009, Northern Trust Corporation (the “Corporation”) announced that William A. Osborn, the Chairman of the Board of Directors of the Corporation, will retire from the positions of Chairman and Director, effective November 11, 2009.

The Board of Directors of the Corporation appointed Frederick H. Waddell, a current Director and the President and Chief Executive Officer of the Corporation, to the position of Chairman of the Board effective November 11, 2009. Mr. Waddell will retain his current responsibilities as President and Chief Executive Officer of the Corporation.

A copy of the Corporation’s press release announcing Mr. Osborn’s retirement and Mr. Waddell’s appointment as Chairman of the Board is filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press Release dated July 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Date: July 21, 2009	By:	/s/ WILLIAM A. OSBORN
William A. Osborn Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release dated July 21, 2009